Exhibit 99.1

Snap Inc. Announces Fourth Quarter and Full Year 2019 Financial Results

Daily Active Users increased 17% year-over-year to 218 million

Fourth quarter revenue increased 44% year-over-year to $561 million

Fourth quarter operating cash flow improved 47% year-over-year to $(67) million

SANTA MONICA, Calif. – February 4, 2020 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2019.

Financial Highlights

•	Operating cash flow improved by $59 million to $(67) million in Q4 2019, compared to the prior year.
•	Free Cash Flow improved by $73 million to $(76) million in Q4 2019, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,576 million at December 31, 2019, compared to 1,507 million one year ago.
•	Revenue increased 44% to $561 million in Q4 2019, compared to the prior year.
•	Net loss increased $49 million to $(241) million in Q4 2019, compared to the prior year.
•	Adjusted EBITDA improved $93 million to $42 million in Q4 2019, compared to the prior year.

“In 2019 we saw momentum across the board. We grew our community by 31 million daily active users, accelerated our revenue growth, and progressed towards profitability by improving full-year Adjusted EBITDA by 65% year-over-year,” said Evan Spiegel, CEO. “The strength in our core business gives us confidence in our long term growth and profitability and we’re excited to build on these results in 2020 and beyond.”

	Three Months Ended December 31,		Percent	Twelve Months Ended December 31,		Percent
	2019	2018	Change	2019	2018	Change
(Unaudited)	(in thousands, except per share amounts)
Cash used in operating activities	$(66,842)	$(126,054)	(47)%	$(304,958)	$(689,924)	(56)%
Free Cash Flow	$(75,935)	$(148,795)	49%	$(341,436)	$(810,166)	58%
Common shares outstanding plus shares underlying stock-based awards	1,576,035	1,506,623	5%	1,576,035	1,506,623	5%
Operating loss	$(253,596)	$(194,707)	30%	$(1,103,328)	$(1,268,450)	(13)%
Revenue	$560,888	$389,822	44%	$1,715,534	$1,180,446	45%
Net loss(1)	$(240,704)	$(191,668)	26%	$(1,033,660)	$(1,255,911)	(18)%
Adjusted EBITDA	$42,307	$(50,363)	184%	$(202,230)	$(575,637)	65%
Diluted net loss per share attributable to common stockholders	$(0.17)	$(0.14)	21%	$(0.75)	$(0.97)	(23)%
Non-GAAP diluted net income (loss) per share	$0.03	$(0.04)	175%	$(0.16)	$(0.47)	66%

(1)	Net loss for the three and twelve months ended December 31, 2019 includes $100 million of non-recurring legal charges. See page 10 for reconciliation of net loss to Adjusted EBITDA.

Q4 2019 Summary & Key Highlights

In 2019, we added 31 million Daily Active Users and saw increased engagement across key metrics:

•	DAUs were 218 million in Q4 2019, an increase of 31 million or 17% year-over-year.
•	DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	DAUs increased sequentially and year-over-year on each of iOS and Android platforms.

We continue to invest in our Discover platform, with a particular focus on building a sustainable content ecosystem and increasing engagement:

•	Total daily time spent by Snapchatters watching Discover increased by 35% year-over-year in Q4 2019.
•	Total daily time spent by Snapchatters over the age of 25 watching Discover increased by 60% year-over-year in Q4 2019.
•	In Q4 2019, over 50 Shows reached a monthly audience of over 10 million viewers.
•	We launched 78 new international Discover channels in Q4 2019, up from 53 in Q3 2019, to bring locally relevant content to our global community.
•	Since their debut in November 2018, more than 125 million Snapchatters have watched Bitmoji Stories, our personalized comics starring Snapchatters and their friends.
•	We introduced Bitmoji TV, a fully animated, regularly updated cartoon series that will star users’ self-styled Bitmojis and their friends.

We continue to invest in our camera and augmented reality platforms:

•	Over 75% of our community engages with augmented reality every day on average.
•	At the end of Q4 2019, over 735,000 Lenses had been created by our community through Lens Studio, up from over 600,000 at the end of Q3 2019.
•	Lenses made by our community via Lens Studio now make up over 20% of the total Snaps sent every day with a Lens, with top-performing Community Lenses reaching billions of views on Snapchat.
•	On New Year’s Eve, more than 200 million people engaged with augmented reality on Snapchat over 13 billion times, up from 9 billion last year.

We strengthened our ad platform to drive improved outcomes for advertisers:

•	Revenue from Commercials more than tripled year-over-year in Q4 2019.
•	Revenue from Story Ads doubled year-over-year in Q4 2019.
•

We announced that McDonald’s and Coca-Cola are our first brand partners to utilize our Scan camera technology, which combines visual search and augmented reality by recognizing a logo through the Snap camera and providing related AR experiences.

•	Any brand can now create a marker Lens for free via Lens Studio and submit it for the Snapchat community to use.

We continue to innovate to better serve our large and engaged community:

•	We launched Cameos, our new creative tool that makes Snapchatters the star of their own videos that they can send to friends in Chat.
•	In Q4 2019, we released three new leaderboard games – Find My Friends, Slide the Shakes, and Ready Chef Go – which allow Snapchatters to compete against their friends for the highest score.
•	We added over 150 partner app integrations with Snap Kit in Q4 2019.
•	14 apps created by our partners are currently in the top 100 free apps of the US iOS App Store.

Financial Guidance

The following forward-looking statements reflect our expectations for the first quarter of 2020 as of February 4, 2020, and are subject to substantial uncertainty. This guidance assumes constant foreign currency rates, and among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q1 2020 Outlook

•	Revenue is expected to be between $450 million and $470 million, compared to $320 million in Q1 2019.
•	Adjusted EBITDA is expected to be between $(90) and $(70) million, compared to $(123) million in Q1 2019.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Addressable reach is defined as the approximate number of Snapchat users that an ad could reach over a 28-day period in a given locality. When we calculate the percentage of a demographic group that can be reached, we do so by dividing addressable reach by relevant census figures. Addressable reach and age data are subject to limitations. For more information, see Snap’s SEC filings and businesshelp.snapchat.com.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent quarterly report on Form 10-Q filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s annual report on Form 10-K for the year ended December 31, 2019 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(240,704)	$(191,668)	$(1,033,660)	$(1,255,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,620	22,682	87,245	91,648
Stock-based compensation	166,655	121,772	686,013	538,211
Deferred income taxes	(686)	(512)	(491)	(383)
Gain on divestiture	—	—	(39,883)	—
Amortization of debt discount and issuance costs	11,385	—	17,797	—
Lease exit charges	—	(235)	—	33,033
Other	(24,014)	(224)	(28,575)	(903)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(117,126)	(93,443)	(147,862)	(77,506)
Prepaid expenses and other current assets	(4,869)	4,653	(9,849)	1,594
Operating lease right-of-use assets	945	—	58,199	—
Other assets	(3,371)	1,471	1,169	21,785
Accounts payable	(7,645)	11,106	20,674	(33,532)
Accrued expenses and other current liabilities	129,408	339	146,063	(14,325)
Operating lease liabilities	2,415	—	(60,844)	—
Other liabilities	145	(1,995)	(954)	6,365
Net cash used in operating activities	(66,842)	(126,054)	(304,958)	(689,924)
Cash flows from investing activities
Purchases of property and equipment	(9,093)	(22,741)	(36,478)	(120,242)
Sales of property and equipment	—	11,276	—	11,276
Proceeds from divestiture, net	—	—	73,796	—
Cash paid for acquisitions, net of cash acquired	(77,119)	(815)	(77,119)	(815)
Non-marketable investments	(1,731)	(1,235)	(5,481)	(22,495)
Purchases of marketable securities	(552,990)	(335,451)	(2,477,388)	(1,653,918)
Sales of marketable securities	81,742	—	184,179	45,007
Maturities of marketable securities	415,115	511,404	1,608,854	2,438,206
Other	—	—	1,029	(2,565)
Net cash provided by (used in) investing activities	(144,076)	162,438	(728,608)	694,454
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	(437)	—	1,251,411	—
Purchase of capped calls	—	—	(102,086)	—
Proceeds from the exercise of stock options	1,801	123	16,527	47,988
Stock repurchases from employees for tax withholdings	—	—	—	(551)
Net cash provided by financing activities	1,364	123	1,165,852	47,437
Change in cash, cash equivalents, and restricted cash	(209,554)	36,507	132,286	51,967
Cash, cash equivalents, and restricted cash, beginning of period	730,814	352,467	388,974	337,007
Cash, cash equivalents, and restricted cash, end of period	$521,260	$388,974	$521,260	$388,974
Supplemental disclosures
Cash paid for income taxes, net	$56	$443	$156	$3,598
Supplemental disclosures of non-cash activities
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$951	$(2,074)	$(6,027)	$(7,764)

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$560,888	$389,822	$1,715,534	$1,180,446
Costs and expenses:
Cost of revenue	253,439	212,948	895,838	798,865
Research and development	219,526	164,443	883,509	772,185
Sales and marketing	125,972	99,474	458,598	400,824
General and administrative	215,547	107,664	580,917	477,022
Total costs and expenses	814,484	584,529	2,818,862	2,448,896
Operating loss	(253,596)	(194,707)	(1,103,328)	(1,268,450)
Interest income	10,463	7,513	36,042	27,228
Interest expense	(14,775)	(1,111)	(24,994)	(3,894)
Other income (expense), net	17,536	(3,715)	59,013	(8,248)
Loss before income taxes	(240,372)	(192,020)	(1,033,267)	(1,253,364)
Income tax benefit (expense)	(332)	353	(393)	(2,547)
Net loss	$(240,704)	$(191,668)	$(1,033,660)	$(1,255,911)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.17)	$(0.14)	$(0.75)	$(0.97)
Diluted	$(0.17)	$(0.14)	$(0.75)	$(0.97)
Weighted average shares used in computation of net loss per share:
Basic	1,409,519	1,324,858	1,375,462	1,300,568
Diluted	1,409,519	1,324,858	1,375,462	1,300,568

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	December 31, 2019	September 30, 2019	December 31, 2018
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$520,317	$728,828	$387,149
Marketable securities	1,592,488	1,531,902	891,914
Accounts receivable, net of allowance	492,194	374,090	354,965
Prepaid expenses and other current assets	38,987	42,243	41,900
Total current assets	2,643,986	2,677,063	1,675,928
Property and equipment, net	173,667	177,073	212,560
Operating lease right-of-use assets	275,447	250,225	—
Intangible assets, net	92,121	72,371	126,054
Goodwill	761,153	621,758	632,370
Other assets	65,550	65,882	67,194
Total assets	$4,011,924	$3,864,372	$2,714,106
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$46,886	$56,572	$30,876
Operating lease liabilities	42,179	49,725	—
Accrued expenses and other current liabilities	410,610	262,766	261,815
Total current liabilities	499,675	369,063	292,691
Convertible senior notes, net	891,776	880,391	—
Operating lease liabilities, noncurrent	303,178	284,798	—
Other liabilities	57,382	5,705	110,416
Total liabilities	1,752,011	1,539,957	403,107
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,160,127, 1,132,915, and 999,304 shares issued and outstanding at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.	12	11	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 24,522, 32,057, and 93,845 shares issued and outstanding at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.	—	—	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,147, 229,564, and 224,611 shares issued and outstanding at December 31, 2019, September 30, 2019, and December 31, 2018, respectively.	2	2	2
Additional paid-in capital	9,205,256	9,036,801	8,220,417
Accumulated other comprehensive income	573	(7,173)	3,147
Accumulated deficit	(6,945,930)	(6,705,226)	(5,912,578)
Total stockholders’ equity	2,259,913	2,324,415	2,310,999
Total liabilities and stockholders’ equity	$4,011,924	$3,864,372	$2,714,106

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(66,842)	$(126,054)	$(304,958)	$(689,924)
Less:
Purchases of property and equipment	(9,093)	(22,741)	(36,478)	(120,242)
Free Cash Flow	$(75,935)	$(148,795)	$(341,436)	$(810,166)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(240,704)	$(191,668)	$(1,033,660)	$(1,255,911)
Add (deduct):		—		—
Interest income	(10,463)	(7,513)	(36,042)	(27,228)
Interest expense	14,775	1,111	24,994	3,894
Other (income) expense, net	(17,536)	3,715	(59,013)	8,248
Income tax (benefit) expense	332	(352)	393	2,547
Depreciation and amortization	20,620	22,682	87,245	91,648
Stock-based compensation expense	166,655	121,772	686,013	538,211
Payroll tax expense related to stock-based compensation	8,628	2,015	27,840	21,927
Securities class actions legal charges(1)	100,000	—	100,000	—
Lease exit charges(2)	—	(2,125)	—	31,143
Reduction in force charges(3)	—	—	—	9,884
Adjusted EBITDA	$42,307	$(50,363)	$(202,230)	$(575,637)

(1)

Securities class actions legal charges in the fourth quarter of 2019 were related to a preliminary agreement to settle the securities class actions that arose following our IPO. The preliminary settlement agreement was signed in January 2020 and provided for a resolution of all of the pending claims in the shareholder class actions for $187.5 million. We recorded legal settlement expense, net of amounts directly covered by insurance, of $100.0 million. These charges are non-recurring and not reflective of underlying trends in our business.

(2)

We exited various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. In the year ended December 31, 2018, we recorded lease exit charges of $33.0 million. The charges primarily included the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of estimated sublease income. As of December 31, 2018, we have exited all properties associated with this event. Changes to our estimated sublease income, including actual contracted sublease income, may result in incremental lease exit charge activity in the period determined. Additionally, we recognized a gain on the sale of buildings sold as a result of moving to our centralized corporate office, which is included in lease exit charges above for the year ended December 31, 2018. These charges are non-recurring and not reflective of underlying trends in our business.

(3)

Reduction in force charges in the first quarter of 2018 were related to a reduction in force plan impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Depreciation and amortization expense:
Cost of revenue	$4,903	$9,888	$21,271	$26,282
Research and development	8,738	4,547	33,208	33,001
Sales and marketing	3,087	3,475	13,256	15,089
General and administrative	3,892	4,772	19,510	17,276
Total	$20,620	$22,682	$87,245	$91,648

Total stock-based compensation expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Stock-based compensation expense:
Cost of revenue	$1,398	$1,283	$6,365	$4,393
Research and development	111,611	75,086	464,639	340,533
Sales and marketing	25,788	20,795	93,355	84,059
General and administrative	27,858	24,608	121,654	109,226
Total	$166,655	$121,772	$686,013	$538,211

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Non-GAAP net income (loss) reconciliation:
Net loss	$(240,704)	$(191,668)	$(1,033,660)	$(1,255,911)
Amortization of intangible assets	7,067	10,441	33,399	42,629
Stock-based compensation expense	166,655	121,772	686,013	538,211
Payroll tax expense related to stock-based compensation	8,628	2,015	27,840	21,927
Securities class actions legal charges	100,000	—	100,000	—
Gain on divestiture	—	—	(39,883)	—
Lease exit charges	—	(2,125)	—	31,143
Reduction in force charges	—	—	—	9,884
Income tax adjustments	289	84	750	(288)
Non-GAAP net income (loss)	$41,935	$(59,481)	$(225,541)	$(612,405)

Weighted-average common shares - Diluted	1,409,519	1,324,858	1,375,462	1,300,568

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.17)	$(0.14)	$(0.75)	$(0.97)
Non-GAAP adjustment to net loss	0.20	0.10	0.59	0.50
Non-GAAP diluted net income (loss) per share	$0.03	$(0.04)	$(0.16)	$(0.47)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Cash Flows and Shares
Net cash used in operating activities	$(132,543)	$(126,054)	$(66,178)	$(95,789)	$(76,149)	$(66,842)
Net cash used in operating activities - YoY (year-over-year)	(32)%	(28)%	(71)%	(52)%	(43)%	(47)%
Net cash used in operating activities - TTM (trailing twelve months)	$(739,953)	$(689,924)	$(524,121)	$(420,564)	$(364,170)	$(304,958)
Purchases of property and equipment	$(26,285)	$(22,741)	$(11,814)	$(7,633)	$(7,938)	$(9,093)
Purchases of property and equipment - YoY	1%	7%	(67)%	(78)%	(70)%	(60)%
Purchases of property and equipment - TTM	$(118,713)	$(120,242)	$(95,741)	$(68,473)	$(50,126)	$(36,478)
Free Cash Flow	$(158,828)	$(148,795)	$(77,992)	$(103,422)	$(84,087)	$(75,935)
Free Cash Flow - YoY	28%	25%	71%	56%	47%	49%
Free Cash Flow - TTM	$(858,666)	$(810,166)	$(619,862)	$(489,037)	$(414,296)	$(341,436)
Common shares outstanding	1,291,217	1,317,760	1,334,931	1,372,149	1,389,395	1,415,796
Common shares outstanding - YoY	7%	8%	6%	8%	8%	7%
Shares underlying stock-based awards	184,802	188,863	209,055	180,585	175,813	160,239
Shares underlying stock-based awards - YoY	(23)%	(18)%	3%	(12)%	(5)%	(15)%
Total common shares outstanding plus shares underlying stock-based awards	1,476,019	1,506,623	1,543,986	1,552,734	1,565,208	1,576,035
Total common shares outstanding plus shares underlying stock-based awards - YoY	2%	4%	6%	5%	6%	5%

Results of Operations
Revenue	$297,695	$389,822	$320,426	$388,021	$446,199	$560,888
Revenue - YoY	43%	36%	39%	48%	50%	44%
Revenue - TTM	$1,076,317	$1,180,446	$1,270,206	$1,395,964	$1,544,468	$1,715,534
Revenue by region(1)
North America	$207,477	$268,858	$225,705	$260,017	$316,028	$382,025
North America - YoY	24%	23%	32%	47%	52%	42%
North America - TTM	$774,769	$824,233	$879,450	$962,057	$1,070,608	$1,183,775
Europe	$50,478	$62,470	$47,448	$60,633	$68,553	$91,873
Europe - YoY	85%	56%	45%	51%	36%	47%
Europe - TTM	$163,416	$185,910	$200,637	$221,029	$239,104	$268,507
Rest of World	$39,740	$58,495	$47,273	$67,374	$61,618	$86,987
Rest of World - YoY	197%	122%	72%	51%	55%	49%
Rest of World - TTM	$138,133	$170,305	$190,120	$212,882	$234,760	$263,252
Operating loss	$(323,371)	$(194,707)	$(316,061)	$(304,818)	$(228,853)	$(253,596)
Operating loss - YoY	30%	46%	19%	15%	29%	(30)%
Operating loss - Margin	(109)%	(50)%	(99)%	(79)%	(51)%	(45)%
Operating loss - TTM	$(1,434,707)	$(1,268,450)	$(1,191,981)	$(1,138,957)	$(1,044,439)	$(1,103,328)
Net loss	$(325,148)	$(191,668)	$(310,407)	$(255,174)	$(227,375)	$(240,704)
Net loss - YoY	(27)%	(45)%	(20)%	(28)%	(30)%	26%
Net loss - TTM	$(1,414,220)	$(1,255,911)	$(1,180,533)	$(1,082,397)	$(984,624)	$(1,033,660)
Adjusted EBITDA	$(138,377)	(50,363)	(123,449)	(78,713)	(42,375)	42,307
Adjusted EBITDA - YoY	23%	68%	43%	53%	69%	184%
Adjusted EBITDA - Margin(2)	(46)%	(13)%	(39)%	(20)%	(9)%	8%
Adjusted EBITDA - TTM	$(684,198)	$(575,637)	$(481,221)	$(390,902)	$(294,900)	$(202,230)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Other
DAU (in millions)	186	186	190	203	210	218
DAU - YoY	5%	(0)%	(0)%	8%	13%	17%
DAU by region (in millions)
North America	79	79	80	83	84	86
North America - YoY	3%	(1)%	(1)%	3%	6%	9%
Europe	59	60	61	64	65	67
Europe - YoY	4%	(1)%	(2)%	5%	9%	12%
Rest of World	47	47	49	56	61	64
Rest of World - YoY	8%	1%	2%	21%	28%	36%
ARPU	$1.60	$2.09	$1.68	$1.91	$2.12	$2.58
ARPU - YoY	37%	37%	39%	37%	33%	23%
ARPU by region
North America	$2.62	$3.38	$2.81	$3.14	$3.75	$4.42
North America - YoY	20%	23%	34%	42%	43%	31%
Europe	$0.85	$1.04	$0.77	$0.95	$1.05	$1.37
Europe - YoY	78%	57%	47%	43%	24%	31%
Rest of World	$0.84	$1.24	$0.97	$1.20	$1.01	$1.35
Rest of World - YoY	175%	120%	68%	25%	21%	9%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,903	2,884	2,818	2,734	2,908	3,195
Employees - YoY	(2)%	(6)%	(6)%	(5)%	0%	11%

Depreciation and amortization expense
Cost of revenue	$5,582	$9,888	$6,146	$5,642	$4,580	$4,903
Research and development	10,174	4,547	8,650	7,188	8,632	8,738
Sales and marketing	4,054	3,475	4,015	3,045	3,109	3,087
General and administrative	5,088	4,772	4,508	6,785	4,325	3,892
Total	$24,898	$22,682	$23,319	$22,660	$20,646	$20,620
Depreciation and amortization expense - YoY	43%	21%	8%	1%	(17)%	(9)%

Stock-based compensation expense
Cost of revenue	$1,368	$1,283	$1,849	$1,786	$1,332	$1,398
Research and development	95,329	75,086	112,242	132,610	108,176	111,611
Sales and marketing	25,082	20,795	17,760	26,474	23,333	25,788
General and administrative	5,030	24,608	30,705	34,704	28,387	27,858
Total	$126,809	$121,772	$162,556	$195,574	$161,228	$166,655
Stock-based compensation expense - YoY	(43)%	(33)%	22%	25%	27%	37%